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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2002, except for the subsequent events described in Note 22, which is as of March 18, 2002, relating to the consolidated financial statements of McDermott International, Inc., which appears in McDermott International, Inc.'s (the "Company") Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 22, 2002, except for the subsequent events described in Note 4, which is as of April 5, 2002, relating to the financial statement schedules of McDermott International, Inc., which appears in the Company's Annual Report on Form 10-K, as amended by Form 10K/A. We also consent to the incorporation by reference of our report (which includes a qualification regarding the ability to continue as a going concern) dated February 22, 2002, except for the subsequent events described in Note 16, which is as of March 18, 2002, relating to the consolidated financial statements of The Babcock & Wilcox Company (Debtor in Possession) which appears as an exhibit in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.



/s/ PricewaterhouseCoopers LLP



New Orleans, Louisiana
August 8, 2002


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